                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               VIDEOSERVER, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[VideoServer Logo]

                                              April 14, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of VideoServer, Inc., which will be held at The Wyndham Garden Hotel, Burlington, Massachusetts 01803, on Wednesday, May 13, 1998 at 9:00 a.m., EDT.

     The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. The Company's Annual Report to Shareholders is also enclosed for your information.

     Please promptly mark, sign, and return the enclosed proxy card in the prepaid envelope so that your shares can be voted at the meeting in accordance with your instructions. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.

Very truly yours,

  /s/ Khoa D. Nguyen             /s/ Robert L. Castle
    KHOA D. NGUYEN               ROBERT L. CASTLE
    President and                Chairman
    Chief Executive Officer

                               VIDEOSERVER, INC.
                                63 THIRD AVENUE
                        BURLINGTON, MASSACHUSETTS 01803

                            ------------------------
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders (the "Meeting") of VideoServer, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 13, 1998 at 9:00 a.m., EDT, at The Wyndham Garden Hotel, Burlington, Massachusetts 01803. The purposes of the Meeting shall be:

     1. To elect two Class III directors to hold office for a three year term and until their successors have been duly elected and qualified.

     2. To ratify the appointment of the firm of Ernst & Young LLP, as independent auditors for the Company for the fiscal year ending December 31, 1998.

     Shareholders of record on the books of the Company at the close of business on April 1, 1998 will be entitled to notice of and to vote at the Meeting.

     Please sign, date, and return the enclosed proxy card in the envelope enclosed at your earliest convenience. If you return the proxy, you may nevertheless attend the Meeting and vote your shares in person.

     All shareholders of the Company are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors

                                            /s/ Paul L. Criswell
                                            PAUL L. CRISWELL
                                            Assistant Secretary

Burlington, Massachusetts
April 14, 1998

     IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.

                               VIDEOSERVER, INC.
                                63 THIRD AVENUE
                        BURLINGTON, MASSACHUSETTS 01803

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 1998

     Proxies enclosed with this Proxy Statement are solicited by the Board of Directors of VideoServer, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, May 13, 1998 at 9:00 a.m., EDT, at the Wyndham Garden Hotel, Burlington, Massachusetts 01803, and any adjournments thereof.

     Shares represented by duly executed proxies in the form enclosed herewith received by the Company prior to the Meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly-executed proxy is returned without voting instructions, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR the election of the nominees for director named below and FOR the ratification of selection of auditors described in this Proxy Statement.

     Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy or written notice of revocation to the Secretary of the Company at the address of the Company set forth above, or by voting in person at the Meeting. If a shareholder does not intend to attend the Meeting, any proxy or notice should be returned for receipt by the Company not later than the close of business on May 12, 1998. The persons named in the proxies are employees of the Company. The Company will bear the cost of solicitation of proxies relating to the Meeting.

     Only shareholders of record as of the close of business on April 1, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof.

     As of the Record Date there were 13,183,092 shares (excluding treasury shares) of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding. Such shares of Common Stock are the only voting securities of the Company. Shareholders are entitled to cast one vote for each share of Common Stock held of record on the Record Date.

     The Board of Directors of the Company (the "Board of Directors") is not aware of any other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies. An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1997, preceded or accompanies this Proxy Statement. This Proxy Statement and the proxy enclosed herewith were first mailed to shareholders on or about April 14, 1998.

     The mailing address of the Company's principal executive offices is 63 Third Avenue, Burlington, Massachusetts 01803.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 1, 1998 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers (as defined under "Summary Compensation" below) and (iv) by all directors and executive officers as a group.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ----------------------
          DIRECTORS, OFFICERS AND 5% SHAREHOLDERS              NUMBER        PERCENT
          ---------------------------------------              ------        -------
Wellington Management Company(1)............................  1,641,800       12.58%
  75 State Street
  Boston Massachusetts, 02109
Kopp Investment Advisors, Inc.(2)...........................  1,380,629        10.6%
  7701 France Avenue South, Suite 500
  Edina, Minnesota 55435
State of Wisconsin Investment Board(3)......................  1,205,000        9.23%
  P.O. Box 7842 Madison, Wisconsin 53707
Paul Ferri(4)...............................................     25,910           *
William E. Foster(5)........................................     26,500           *
Steven C. Walske(6).........................................     23,500           *
Robert L. Castle(7).........................................    197,063         1.4%
Khoa D. Nguyen..............................................     25,000           *
Paul C. Moeller(8)..........................................     21,878           *
Walter A. Jones Jr.(9)......................................     21,000           *
Stephen J. Nill(10).........................................     68,440           *
Richard J. Moulds(11).......................................     10,001           *
All executive officers and directors as a group (13 persons)
  (12)......................................................    419,292         3.1%

---------------

  *  Less than 1%

 (1) Based on information contained in Schedule 13G/A filed by Wellington Management on February 11, 1998.

 (2) Based on information contained in Schedule 13G filed by Kopp Investment Advisors, Inc. on March 9, 1998.

 (3) Based on information contained in Schedule 13G filed by the State of Wisconsin Investment Board, on January 28, 1998.

 (4) Includes 13,500 shares that Mr. Ferri has the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

 (5) Includes 13,500 shares that Mr. Foster has the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

 (6) Includes 13,500 shares that Mr. Walske has the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

 (7) Includes 62,000 shares that Mr. Castle has the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

 (8) Includes 20,251 shares that Mr. Moeller has the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

 (9) Consists of 21,000 shares that Mr. Jones has the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

(10) Includes 29,125 shares that Mr. Nill has the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

(11) Consists of 10,001 shares that Mr. Moulds has the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

(12) Includes 182,877 shares that directors and executive officers of the Company have the right to acquire within 60 days of April 1, 1998 by the exercise of stock options.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                  CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for the Company's Chief Executive Officer* and the next four most highly compensated executive officers (the "Named Executive Officers").

                                            ANNUAL COMPENSATION        LONG-TERM
                                          ------------------------    COMPENSATION       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)(1)    BONUS($)     OPTIONS(#)     COMPENSATION($)
  ---------------------------     ----    ------------    --------    ------------    ---------------
Robert L. Castle(2).............  1997      210,000        30,000        70,000            2,400(3)
President and                     1996      192,718        90,000        60,000               --
Chief Executive Officer           1995      170,000        75,000        37,500

Stephen J. Nill.................  1997      172,155        15,000        30,000            2,400(3)
Vice President of Finance and     1996      149,940        51,150        25,000
Chief Financial Officer,          1995      145,801        45,871         2,500
Treasurer, and Secretary

Paul Moeller (4)................  1997      212,553            --        25,000            2,400(3)
Vice President of Sales -         1996       22,140         4,396        55,000(5)
Americas

Walter Jones, Jr. (4)...........  1997      152,448            --        30,000            2,400(3)
Vice President of                 1996       42,692         5,500        55,000(6)
Research and Development

Richard J. Moulds (4)...........  1997      142,730        12,000        20,000           62,066(7)
Vice President of Network         1996       45,978         4,888        20,000(8)
Access Products

---------------

 * Effective April 9, 1998, Robert L. Castle assumed the sole role of Chairman of the Board, and the Board named Khoa D. Nguyen as President and Chief Executive Officer.

(1) Salary includes amount deferred by the named executive officers under the Company's 401(k) Plan.

(2) On July 20, 1992, the Company issued 550,000 shares of restricted Common Stock to Robert L. Castle. As of December 31, 1993, 40% of such shares were vested and the remainder vested thereafter at the rate of 5% per fiscal quarter. As of December 31, 1996, all such shares of restricted stock were fully vested.

(3) Represents the dollar amount of the Company's matching contribution under the Company's 401(k) Plan.

(4) Messrs. Moeller, Jones and Moulds each commenced employment with the Company in 1996.

(5) Represents options granted to Mr. Moeller upon his commencement of employment in October 1996.

(6) Represents options granted to Mr. Jones upon his commencement of employment in September 1996.

(7) Consists of $55,816 paid to Mr. Moulds in respect of his relocation, at the behest of the Company, from the United Kingdom to the United States and $6,250, which represents the Company's contribution to a United Kingdom-based retirement account for Mr. Moulds.

(8) Represents options granted to Mr. Moulds upon his commencement of employment in August 1996.

OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during fiscal 1997.

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                               INDIVIDUAL GRANTS                           ASSUMED ANNUAL
                            --------------------------------------------------------       RATES OF STOCK
                                         PERCENT OF TOTAL                              PRICE APPRECIATION FOR
                                          OPTIONS GRANTED    EXERCISE                      OPTION TERM(1)
                             OPTIONS      TO EMPLOYEES IN      PRICE     EXPIRATION    ----------------------
           NAME             GRANTED(#)      FISCAL YEAR      ($/SH)(2)      DATE          5%           10%
           ----             ----------   ----------------    ---------   ----------       --           ---
Robert L. Castle..........    70,000            5.2          $ 10.00       7/25/03      238,066       540,092
Stephen J. Nill...........    30,000            2.2          $ 10.00       7/25/03      102,028       231,468
Paul Moeller..............    25,000            1.8          $ 10.00       7/25/03       85,024       192,890
Walter Jones..............    30,000            2.2          $ 10.00       7/25/03      102,028       231,468
Richard Moulds............    20,000            1.4          $ 10.00       7/25/03       68,019       154,312

---------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning each exercise of stock options by each of the Named Executive Officers during fiscal 1997 and the value of unexercised "in-the-money" options at the end of that fiscal year.

                                                                                         VALUE OF UNEXERCISED
                           SHARES                        NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                         ACQUIRED ON       VALUE       OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
         NAME            EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)
         ----            -----------    -----------   ----------------------------   ----------------------------
Robert L. Castle.......    45,000         441,000             26,625/85,875                211,859/554,328
Stephen J. Nill........    29,750         223,125              7,250/42,750                 77,468/351,281
Paul Moeller...........     --             --                  1,250/23,750                  7,343/139,531
Walter Jones...........     --             --                  1,500/28,500                  8,812/167,437
Richard Moulds.........     --             --                  1,000/19,000                  5,875/111,625

---------------

(1) Based on the closing price on the NASDAQ National Market System for a share of Common Stock on December 31, 1997 of $15.875.

OTHER BENEFIT PLANS

     The Company currently provides certain benefits to its eligible employees (including its executive officers) through the benefit plans described below:

     1991 Stock Incentive Plan. The Company maintains the VideoServer, Inc. Amended and Restated 1991 Stock Incentive Plan (the "Stock Incentive Plan") to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to certain employees and consultants to contribute to the success of the Company. The Stock Incentive Plan is administered by a committee of the Board of Directors that consists of independent directors.

     1995 Employee Stock Purchase Plan. The Company maintains the 1995 Employee Stock Purchase Plan (the "Employee Plan") to provide incentive to employees and to encourage ownership of Common Stock by all eligible employees of the Company and its subsidiaries. Employees of the Company may participate in the Employee Plan by authorizing payroll deductions generally over a six month period, with the proceeds being used to purchase shares of Common Stock for the participant at a discounted price. The Employee Plan is intended to be an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

     Savings Plan. The Company sponsors a savings plan for its employees which has been qualified under Section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. Contributions from the Company are made at the discretion of the Board of Directors. Beginning in 1997, the Board of Directors authorized the Company to match a portion of its employees' contributions to the plan, and the Company made a matching contribution of 30% of employee contributions, up to contributions of 5% of the employee's gross compensation. The Company maintains comparable plans under local laws and regulations for its non-U.S. employees.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, which is composed of two independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation, including outside survey data.

  Compensation Philosophy

     The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The Compensation policies are designed to achieve the following objectives:

     - Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

     - Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

     - Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

  Compensation Program

     The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

     Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of networking companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Committee believes that base salaries for executive officers are approximately competitive with median base salary levels for similar positions in these networking companies.

     Annual Incentive Awards. The Company's executive officers are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Compensation Committee early in the fiscal year, the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. In 1997 the Company did not achieve the performance goals established by the Compensation Committee. As a result awards granted were significantly below pre-determined incentive opportunities, and were made in recognition of the executive's achievement of certain individual goals.

     Long Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long term incentives through its Amended and Restated 1991 Stock Incentive Plan, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments, generally over five years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

  Chief Executive Officer Compensation

     The Chief Executive Officer's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Castle's annual base salary for the year ended December 31, 1997 was $210,000. The Chief Executive Officer may also be entitled to an annual cash bonus, depending on the Company's achievement of certain performance objectives, including certain growth milestones in sales and earnings during a fiscal year, as compared to the preceding fiscal year. Any such cash bonus will be computed on a formula basis established by the Committee. For the year ended December 31, 1997, Mr. Castle was paid a cash bonus of $30,000, compared to a bonus of $90,000 in respect of 1996.

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to the Company's Amended and Restated 1991 Stock Incentive Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.

                                 Respectfully Submitted by the Compensation
                                 Committee,
                                               Paul J. Ferri
                                               Steven C. Walske

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was formed on February 1, 1995. Prior to that date, the Board of Directors carried out compensation related functions. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

COMPENSATION OF DIRECTORS

     In April 1995, the Company's Board of Directors and shareholders approved the Amended and Restated 1994 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides that each non-employee director of the Company be granted an option to acquire 15,000 shares of common stock on the date that person becomes a director, but, in any event, not earlier than the effective date of the Director Plan, and annually be granted, beginning with the January 1 falling at least 12 months after a Director's initial grant, an option to purchase an additional 3,000 shares. Options are granted at a price equal to the fair market value on the date of grant. The option becomes exercisable over a four-year period, and the term of the option is ten years from the date of grant.

     Pursuant to the Director Plan, on January 1, 1998 Messrs. Ferri, Foster, and Walske were each granted an option to acquire 3,000 shares at an exercise price of $16.00 per share.

SECTION 16(A) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, each officer and director complied with his/her obligations in a timely fashion during the year ended December 31, 1997.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total returns for VideoServer's Common Stock with the comparable return for the NASDAQ Stock Market Index and the NASDAQ Electronic Components Stock Index (SIC Code 367), as calculated by the Center for Research in Security Prices at the University of Chicago, Graduate School of Business, for the period beginning May 25, 1995 and ending December 31, 1997.

                           CHART IS CAMERA READY COPY

                                                   VIDEOSERVER, INC.    NASDAQ STOCK     SIC CODE 367
                                                                        MARKET INDEX
Base Value                                                17               286.394         $668.501

                                                   VIDEOSERVER, INC.    NASDAQ STOCK     SIC CODE 367
                                                                        MARKET INDEX
 5/25/95                                                  $100               $100            $100
 6/30/95                                                  $229               $106            $109
 9/29/95                                                  $207               $119            $118
12/29/95                                                  $185               $121            $102
 3/29/96                                                  $149               $126            $101
 6/28/96                                                  $229               $137            $116
 9/30/96                                                  $204               $142            $140
12/31/96                                                  $250               $149            $176
 3/31/97                                                  $139               $140            $177
 6/30/97                                                  $ 78               $166            $190
 9/30/97                                                  $ 62               $194            $246
12/31/97                                                  $ 93               $182            $185

Assume $100 investment invested at May 31

     This graph assumes the investment of $100 in VideoServer's Stock, the NASDAQ Index and the NASDAQ Electronic Components Stock Index as of May 25, 1995 (the date on which VideoServer's Common Stock was first registered with the SEC) and assumes dividends were reinvested. Additional measurement points are at the remaining quarter ends thereafter during the years ended December 31, 1995, December 31, 1996 and December 31, 1997.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each class serves a three-year term. The Class III Directors' terms will expire at the Meeting. All directors will hold office until their successors have been duly elected and qualified.

     The Board's nominees for Class III Directors are Khoa D. Nguyen and Steven
C. Walske. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for Messrs. Nguyen or Walske will be voted FOR the election of the nominees. Messrs. Nguyen and Walske will be elected to hold office until the Annual Meeting of Shareholders to be held in 2001 and until their respective successors are duly elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if either of them should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

     The following table sets forth for the nominees to be elected at the Meeting and for each director whose term of office will extend beyond the Meeting, his age, the position(s) currently held by each nominee or director with the Company, the year such nominee or director was first elected a director, the year each nominee's or director's term will expire and the class of director of each nominee or director.

                                                                                         YEAR TERM    CLASS OF
  NOMINEE OR DIRECTOR'S NAME    AGE          POSITION(S) HELD          DIRECTOR SINCE   WILL EXPIRE   DIRECTOR
  --------------------------    ---          ----------------          --------------   -----------   --------
Khoa D. Nguyen................  44    President, Chief Executive            1997           2001         III
                                      Officer, and Director

Steven C. Walske..............  46    Director                              1994           2001         III

Robert L. Castle..............  48    Chairman                              1992           1999          I

Paul J. Ferri.................  59    Director                              1991           1999          I

William E. Foster.............  53    Director                              1994           2000          II

     Khoa D. Nguyen has been a Director of the Company since December 1997, having been appointed at that time to fulfill the unexpired term of Rubin Gruber, who resigned as Director in September 1997. Mr. Nguyen was named President and Chief Executive Officer of the Company effective April 9, 1998. Previously he had been Executive Vice President and Chief Operating Officer of the Company since September 1997. Prior to joining the company Mr. Nguyen was employed at PictureTel Corporation, a videoconferencing company, where he served as Vice President of Engineering from January 1993 to February 1994, and as Chief Technology Officer and General Manager of the Group Systems and Networking Products divisions from February 1994 to August 1996. From August 1991 to December 1992, he was Vice President of Engineering at VTEL Corporation, a videoconferencing company. Previously, Mr. Nguyen held various research and development positions at IBM Corporation.

     Steven C. Walske has been a Director of the Company since July 1994. He has been Chairman of the Board and Chief Executive Officer of Parametric Technology Corporation, a supplier of mechanical design and manufacturing software, since August 1994. Previously, he had been President and Chief Executive Officer of Parametric since 1986. Mr. Walske also serves as a director of Synopsys, Inc. and Object Design, Inc..

     Robert L. Castle has served as a Director since March 1992 and as Chairman of the Board of Directors since April 1998. He served as President of the Company from February 1992 until April, 1998, and as Chief Executive Officer of the Company from March 1993 to April 1998. Prior to joining the Company, Mr. Castle was employed for eight years at FileNet Corporation, a supplier of document imaging equipment, in various positions including Senior Vice President of Marketing from October 1990 to February 1992 and Vice President of Marketing from December 1987 to October 1990. Previously, Mr. Castle held marketing and general management positions at Basic Four Corp., a developer of software applications, and Sycor, Inc., a developer and manufacturer of data-entry terminals.

     Paul J. Ferri has been a Director of the Company since March 1991. He has served as a General Partner of Matrix Partners, a venture capital firm, since 1982. Mr. Ferri also serves as a director of Applix, Inc., BancTec. Inc., Stratus Computer Inc., and Tech Force Corp.

     William E. Foster has been a Director of the Company since November 1994. Mr. Foster is a founder and has been Chairman of the Board of Stratus Computer, Inc., a manufacturer of continuously available computer platforms, since 1980. Previously, he was Chief Executive Officer of Stratus Computer, Inc. from 1980 to 1997. Mr. Foster also serves as a director of Avid Technology, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of six meetings during the year ended December 31, 1997. During that period the Audit Committee of the Board held two meetings and the Compensation Committee of the Board held six meetings. Each of the directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board on which the director served during the year.

     The Compensation Committee consists of Messrs. Ferri and Walske. The Compensation Committee determines the compensation of the Company's senior management and administers the Company's stock option plans. The Audit Committee comprises Messrs. Ferri, Foster, and Walske. The Audit Committee recommends engagement of the Company's independent auditors, consults with the Company's auditors concerning the scope of the audit, reviews the results of their examination, reviews and approves any material accounting policy changes affecting the Company's operating results, and reviews the Company's financial controls.

     The Board of Directors has no standing nominating committee.

CERTAIN TRANSACTIONS

     There were no transactions to be reported in this section for the year ended December 31, 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

            PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 1998. Ernst & Young LLP has served as the Company's independent auditors since 1993. It is expected that a member of the firm of Ernst & Young LLP will be present at the Meeting and will be available to make a statement and to respond to appropriate questions. If the shareholders do not ratify the selection of Ernst & Young LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTEES.

                               VOTING PROCEDURES

     The affirmative vote of a plurality of the shares of the Company's Common Stock present or represented at the Meeting and entitled to vote is required for the election of each Class III Director and the affirmative vote of a majority of such shares is required for the ratification of the appointment of the Company's auditors. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the results that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

                                 OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If other business should come before the Meeting, the persons named in the proxies solicited hereby, each of whom is an employee of the Company, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.

                             SHAREHOLDER PROPOSALS

     It is currently contemplated that the 1999 Annual Meeting of Shareholders will be held on or about May 12, 1999. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 15, 1998. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

Dated: April 14, 1998

1402-PS-98

                                  DETACH HERE

                                     PROXY

                               VIDEOSERVER, INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS OF THE COMPANY FOR ITS ANNUAL MEETING
                                  MAY 13, 1998

     The undersigned appoints Paul L. Criswell and Stephen J. Nill as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all shares of Common Stock of VideoServer, Inc., held of record by the undersigned on April 1, 1998 at the Annual Meeting of Stockholders to be held at The Wyndham Garden Hotel, Burlington, Massachusetts on May 13, 1998 and at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNERS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSAL.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------



                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

   1. Election of two Class III Directors
                                                                                                 FOR  AGAINST ABSTAIN
      NOMINEES:  Khoa D. Nguyen and Steven C. Walske      2.  Ratification of Appointment of     [ ]    [ ]     [ ]
                                                              Independent Accountants.
                  FOR    WITHHELD
               NOMINEES  NOMINEES                         3.  In their discretion, the proxies are authorized to vote upon
                  [ ]      [ ]                                such other business as amy properly come before the meeting.

   [ ]
      -------------------------------------------------
           For both nominees except as noted above
                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]

                                                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                                                          USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                                          Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full
                                                          corporate name by president or other authorized officer.
                                                          Partnerships should sign in partnership name by an authorized signatory.

Signature: _______________________________ Date: ___________  Signature: _______________________________ Date: ___________